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                                                                  Exhibit 99.2

                           INDEMNIFICATION AGREEMENT


     AGREEMENT made this ____ day of June, 1994, by and among Larry A. Mizel, David D. Mandarich (the "Selling Stockholders") and M.D.C. Holdings, Inc. ("MDC").

     WHEREAS, the Selling Stockholders were issued 608,695 shares (the "Registrable Shares") by MDC pursuant to the transactions contemplated by that certain Option Agreement among MDC and the Selling Stockholders dated
December 6, 1993, as amended December 20, 1993 (the "Option Agreement"); and

     WHEREAS, MDC, as required by the Option Agreement, intends to file a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the sale of the Registrable Shares by the Selling Stockholders; and

     WHEREAS, the Option Agreement contemplates that MDC indemnify the Selling Stockholders in connection with the registration and sale of the Registrable Shares;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, MDC and the Selling Stockholders agree as follows:

     1.  Each Selling Stockholder covenants and agrees with MDC that:

         (a) he will cooperate with MDC in connection with the preparation of the Registration Statement and, for so long as MDC is obligated to keep the Registration Statement effective, he will provide to MDC for use in the Registration Statement, all such information as may be necessary to enable MDC to prepare the Registration Statement and Prospectus covering the Registrable Shares and to maintain the currency and effectiveness thereof.

         (b) during such time as he may be engaged in a distribution of the Registrable Shares, he will comply with all federal and state securities laws and regulations including without limitation, Rules 10b-2, 10b-6 and 10b-7 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and pursuant thereto will, among other things: (i) not engage in any stabilization activity in connection with the securities of MDC in contravention of such Rules; (ii) distribute the Registrable Shares solely in the manner described in the Registration Statement; and (iii) not bid for or purchase any securities of MDC or attempt to induce any person to purchase any securities of MDC other than as permitted by the Exchange Act.

     2. MDC will indemnify and hold each Selling Stockholder against any losses, claims, damages or liabilities, joint or
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several, to which such Selling Stockholder may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation of any federal or state securities law, rule or regulation thereunder committed by MDC in connection therewith; and MDC will reimburse such Selling Stockholder for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that MDC will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any actual or alleged statement in, or actual or alleged omission from, the Registration Statement made by MDC in reliance upon and in conformity with written information furnished to MDC by or on behalf of such Selling Stockholder for use in connection with the preparation of the Registration Statement.

     3. Each Selling Stockholder will indemnify and hold harmless MDC and each of its directors or officers and each person, if any, who controls MDC within the meaning of the Securities Act or the Exchange Act (the "MDC Indemnified Parties"), against any losses, claims, damages, or liabilities, joint or several to which the MDC Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to MDC by or on behalf of such Selling Stockholder for use in connection with the preparation of the Registration Statement; or (b) any violation of any federal or state securities laws or regulations by the Selling Stockholders in connection with the registration, distribution or sale of the Registrable Shares and such Selling Stockholder will reimburse such MDC Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability.

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     IN WITNESS WHEREOF, MDC and the Selling Stockholders have executed this
Agreement as the date first written above.

     M.D.C. HOLDINGS, INC.



     By: _________________________
         Name: ___________________
         Title: __________________


     SELLING STOCKHOLDERS:


     _____________________________
     Larry A. Mizel



     _____________________________
     David D. Mandarich


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